KEYSTONE PRIVATE INCOME FUND

CLASS Y SHARES

SUBSCRIPTION BOOKLET

KEYSTONE PRIVATE INCOME FUND

a Delaware Statutory Trust

THE INTERESTS BEING OFFERED HEREBY HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT OR THE CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM PURSUANT TO WHICH THE INTERESTS ARE BEING OFFERED. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. IN MAKING AN INVESTMENT DECISION, EACH INVESTOR MUST RELY ON THE INVESTOR’S OWN EXAMINATION OF KEYSTONE PRIVATE INCOME FUND, THE ENTITY OFFERING THE INTERESTS, AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.

THE INTERESTS BEING OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE LAW, AND ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT (1) WITH THE CONSENT OF KEYSTONE PRIVATE INCOME FUND AND (2) AS PERMITTED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR QUALIFICATION UNDER SUCH LAWS OR AN APPLICABLE EXEMPTION THEREFROM. EACH INVESTOR SHOULD BE AWARE THAT THE INVESTOR WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THE INVESTOR’S INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

ii

SUBSCRIPTION INSTRUCTIONS

This subscription booklet (this “Booklet”) contains copies of the documents that must be read, executed and returned in order to purchase any number of Class Y Shares of Keystone Private Income Fund, a Delaware statutory trust (the “Fund”). Each individual, entity or other person desiring to purchase Class Y Shares of the Fund (an “Investor”) is required to provide the Fund with completed and executed copies of these documents. You should consult with an attorney, accountant, investment advisor or other advisor regarding an investment in the Fund and its suitability for you.

To subscribe to purchase Class Y Shares of the Fund, please fill out, sign and return the applicable pages of this Booklet not less than five (5) Business Days before the end of the calendar month for a subscription to be accepted. Please either email a copy of a completed Booklet to info@keystonenational.net or fax to (925) 480-6060. Please mail all originals to the following:

Overnight Delivery Address:	Standard U.S. Mailing Address:
Keystone Private Income Fund c/o UMB Fund Services 235 W. Galena Street Milwaukee, WI 53212	Keystone Private Income Fund c/o UMB Fund Services P.O. Box 2175 Milwaukee, WI 53201

Please note that subscriptions made by individual retirement accounts (IRA) will also require the signature of the qualified IRA custodian in addition to the investor.

Subscription proceeds paid via wire transfer must be received by the Fund pursuant to the wire transfer instructions noted below not less than four (4) Business Days before the end of the calendar month for a subscription to be accepted and effective as of the first Business Day of the calendar month following acceptance of the subscription:

Fund Wire Instructions:

Bank Name: UMB Bank

Bank Address: 1010 Grand Boulevard, Kansas City, MO 64106

Bank ABA Number: 101-000-695

Account Number: 9872-32-5257

Account Name: Keystone Private Income Fund Class Y

FBO: (Insert Investor Name)

Subscription proceeds paid via check or any other method must be received by the Fund at the address noted above not less than ten (10) Business Days before the end of the calendar month for a subscription to be accepted and effective as of the first Business Day of the calendar month following the Fund’s acceptance of the subscription.

For more information or with questions about the subscription process, please contact UMB Fund Services, our Fund administrator, toll free at 1-888-332-3320.

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Keystone Private INCOME FUND

class Y shares

Part A:	General Information & SUBSTITUTE W-9 FORM

FOR INDIVIDUAL INVESTORS

[ ] Investor is an Individual Person
Investor Name:
Investor Address:

Investor Social Security Number:
Investor Date of Birth
Telephone Number:
E-Mail Address:

If the investor intends to jointly invest with another individual, please complete for such joint investor*:

Joint Investor Name:
Joint Investor Address:

Joint Investor Social Security Number:
Joint Investor Date of Birth
Telephone Number:
E-Mail Address:

*	Investment will be registered as joint tenants with rights of survivorship, unless otherwise noted.

Authorized Contacts

If any other person is authorized to receive duplicate information for the Investor, please include below for such authorized contact:

Authorized Contact Name:
Authorized Contact Address:

Relationship to Investor:
Telephone Number:
E-Mail Address:

Authorized Contact Name:
Authorized Contact Address:

Relationship to Investor:
Telephone Number:
E-Mail Address:

Acknowledgement and Signature

Under the penalty of perjury, I hereby certify to the best of my knowledge that the information provided above and below is complete and correct:

1.	I am not a Foreign Financial Institution as defined in the USA Patriot Act.
2.	The Social Security Number shown above is correct.
3.	I am not subject to backup withholding.
4.	I am a U.S. citizen or other U.S. Person (including resident alien).
5.	I am exempt from FATCA reporting.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature	Date

Part A:	General Information & SUBSTITUTE W-9 FORM

FOR RETIREMENT ACCOUNTS

[ ] Investor is an Ira OR SELF-DIRECTED BENEFIT PLAN
Investor Name:
Investor Address:

Investor Social Security Number:
Investor Date of Birth
Telephone Number:
E-Mail Address:

Investor IRA Account Number:
Investor IRA Custodian Name:
Investor IRA Custodian Address:

Investor IRA Custodian Tax ID Number:

Authorized Contacts

If any other person is authorized to receive duplicate information for the Investor, please include below for such authorized contact:

Authorized Contact Name:
Authorized Contact Address:

Relationship to Investor:
Telephone Number:
E-Mail Address:

Authorized Contact Name:
Authorized Contact Address:

Relationship to Investor:
Telephone Number:
E-Mail Address:

PLEASE NOTE THAT THE SIGNATURE OF THE CUSTODIAN OF YOUR IRA ALSO WILL NEED TO SIGN AND DELIVER THIS SUSBCRIPTION BOOKLET BEFORE YOUR INVESTMENT MAY BE ACCEPTED BY THE FUND.

IF YOU ARE INVESTING THROUGH A BENEFIT PLAN, PLEASE NOTE THAT A COPY OF THE PLAN AGREEMENT MUST BE INCLUDED WITH THE SUBMISSION OF YOUR SUBSCRIPTION BOOKLET BEFORE YOUR INVESTMENT MAY BE ACCEPTED BY THE FUND.

Acknowledgement and Signature

Under the penalty of perjury, I hereby certify to the best of my knowledge that the information provided above and below is complete and correct:

1.	I am not a Foreign Financial Institution as defined in the USA Patriot Act.
2.	The Social Security Number shown above is correct.
3.	I am not subject to backup withholding.
4.	I am a U.S. citizen or other U.S. Person (including resident alien).
5.	I am exempt from FATCA reporting.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature	Date

Part A:	General Information & SUBSTITUTE W-9 FORM

FOR REVOCABLE OR GRANTOR TRUSTS

[ ] Investor is a RECOVABLE OR GRANTOR TRUST
Trust Name:
Trust Address:

Trust Tax Identification Number:
Trustee Name:
Trustee Social Security Number:
Trustee Date of Birth:
Telephone Number:
E-Mail Address:

If an additional trustee is applicable on behalf of the trust, please include below:

Trustee Name:
Trustee Social Security Number:
Trustee Date of Birth:
Telephone Number:
E-Mail Address:

Authorized Contacts

If any other person is authorized to receive duplicate information for the Investor, please include below for such authorized contact:

Authorized Contact Name:
Authorized Contact Address:

Relationship to Investor:
Telephone Number:
E-Mail Address:

Authorized Contact Name:
Authorized Contact Address:

Relationship to Investor:
Telephone Number:
E-Mail Address:

PLEASE NOTE THAT A COPY OF THE TRUST AGREEMENT MUST BE INCLUDED WITH THE SUBMISSION OF YOUR SUBSCRIPTION BOOKLET BEFORE YOUR INVESTMENT MAY BE ACCEPTED BY THE FUND.

Acknowledgement and Signature

Under the penalty of perjury, I hereby certify to the best of my knowledge that the information provided above and below is complete and correct:

1.	I am not a Foreign Financial Institution as defined in the USA Patriot Act.
2.	The Social Security Number and Taxpayer Identification Number shown above are correct.
3.	I am not subject to backup withholding.
4.	I am a U.S. citizen or other U.S. Person (including resident alien).
5.	I am exempt from FATCA reporting.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature	Date

Part A:	General Information & SUBSTITUTE W-9 FORM

FOR ENTITY INVESTORS

[ ]	Investor is AN ENTITY (CHOOSE ONE)
[ ]	C-Corporation	[ ] S-Corporation	[ ] Government	[ ] Partnership
[ ]	Other Entity: __________________________________________________
[ ]	LLC Classified for Tax Purposes by One of the Following:
[ ]	C-Corporation	[ ] S-Corporation	[ ] Partnership

Entity Name:

Entity Address:

Entity Tax Identification Number:

Controlling Individual Name:

Controlling Individual Title:

Controlling Individual Address:

Controlling Individual Social Security Number:

Controlling Individual Date of Birth:

Telephone Number:

E-Mail Address:

Does any individual, directly or indirectly, own 20% or more of the beneficial ownership interests of the entity?

Yes [  ]    No [  ]

If you answered “Yes” above, please provide the following information with respect to each individual who, directly or indirectly, owns 20% or more of the beneficial ownership interests of the entity:

Name of Beneficial Owner 1	Tax Identification Number

Street Address	City, State, Zip Code

Date of Birth	Percentage Ownership of the Investor

Name of Beneficial Owner 2	Tax Identification Number

Street Address	City, State, Zip Code

Date of Birth	Percentage Ownership of the Investor

Name of Beneficial Owner 3	Tax Identification Number

Street Address	City, State, Zip Code

Date of Birth	Percentage Ownership of the Investor

Name of Beneficial Owner 3	Tax Identification Number

Street Address	City, State, Zip Code

Date of Birth	Percentage Ownership of the Investor

Authorized Contacts

If any other person is authorized to receive duplicate information for the Investor, please include below for such authorized contact:

Authorized Contact Name:
Authorized Contact Address:

Relationship to Investor:
Telephone Number:
E-Mail Address:

Authorized Contact Name:
Authorized Contact Address:

Relationship to Investor:
Telephone Number:
E-Mail Address:

PLEASE NOTE THAT A COPY OF THE ORGANIZATIONAL DOCUMENTS OF THE ENTITY (I.E., ARTICLES OR CERTIFICATE OF FORMATION, BYLAWS, LLC AGREEMENT, ETC.) MUST BE INCLUDED WITH THE SUBMISSION OF YOUR SUBSCRIPTION BOOKLET BEFORE YOUR INVESTMENT MAY BE ACCEPTED BY THE FUND.

Acknowledgement and Signature

Under the penalty of perjury, I hereby certify to the best of my knowledge that the information provided above and below is complete and correct:

1.	I am not a Foreign Financial Institution as defined in the USA Patriot Act.

2.	The Social Security Number and Taxpayer Identification Number shown above are correct.

3.	I am not subject to backup withholding.

4.	I am a U.S. citizen or other U.S. Person (including resident alien).

5.	I am exempt from FATCA reporting.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature	Date

Keystone Private INCOME FUND

Class Y Shares

PART B:      DISTRIBUTION INSTRUCTIONS

The Fund has adopted a Dividend Reinvestment Plan pursuant to which all income dividends and distributions and/or capital gains distributions may automatically be reinvested in Shares priced at the then-current NAV of the Fund.

[ ]	I elect to participate in the Dividend Reinvestment Plan and acknowledge that all amounts otherwise distributable to me shall be automatically reinvested in Shares of the Fund rather than distributed to me in cash until the Fund has accepted my written election to opt out of the Dividend Reinvestment Plan.

Otherwise, the Fund intends to make distributions via wire transfer.

[ ]	I elect to receive distributions in cash via wire transfer pursuant to the following instructions:

Name of Financial Institution:

Financial Institution ABA Number:

Account Name:

Account Number:

Further Instructions:

Further Instructions:

B-1

Keystone Private INCOME FUND

Class Y Shares

PART C:	SUBSCRIPTION AGREEMENT

TO:	Keystone Private Income Fund c/o UMB Fund Services 235 W. Galena Street Milwaukee, WI 53212

FROM:	the undersigned subscriber (the “Investor”)

Ladies and Gentlemen:

Keystone Private Income Fund, a Delaware statutory trust (the “Fund”), has been formed and will be operated in accordance with its Agreement and Declaration of Trust (the “Fund Agreement”). As Investment Manager, Keystone National Group, LLC, a Delaware limited liability company (the “Investment Manager”) provides day-to-day investment management services to the Fund.

Capitalized terms not otherwise defined in this Booklet shall have the meaning ascribed to them in the Fund Agreement or the Confidential Private Placement Memorandum of the Fund (the “Memorandum”), as the case may be.

1.	Subscription.

(a)         Subject to the terms and conditions hereof, the Investor hereby tenders a subscription in the amount set forth on the signature page hereto (the “Subscription”) for an interest in the Class Y Shares of the Fund (the “Shares”).

(b)         The Investor shall contribute its subscription to the Fund in accordance with the terms and conditions set forth in the Memorandum and this Booklet.

2.           Acceptance of Agreement; Obligations Under Fund Agreement. It is understood and agreed that this Subscription Agreement is made subject to the following terms and conditions:

(a)         The Fund shall have the right to accept or reject this Subscription Agreement and shall have the right to accept or reject all or part of the Subscription in the Fund’s sole and absolute discretion, and this Subscription Agreement and the Subscription shall be deemed to be accepted by the Fund only when the Investor has been admitted into the Fund by enrollment as a Shareholder in the books and records of the Fund.

(b)         If this Subscription Agreement and the Subscription are accepted by the Fund and the conditions to Closing set forth in Section 3 below are satisfied, the Investor agrees to be bound by all the terms and provisions of the Fund Agreement and the Memorandum and to perform all obligations therein imposed upon a Shareholder with respect to the Shares.

(c)         The Investor understands that the Shares will not be evidenced by a certificate subject to Article 8 of the Uniform Commercial Code.

3.           Closing; Conditions to Closing.

(a)         Time and Place of Closing. The closing of the sale and purchase of the Shares and admission of the Investor as a Shareholder of the Fund (the “Closing”) shall take place on such date as the Fund shall designate (the “Closing Date”).

(b)         Fund’s Conditions to Closing. The Fund’s obligations hereunder are subject to acceptance by the Fund of the Investor’s Subscription, and to the fulfillment, prior to or at the Closing, of each of the following conditions:

(1)        Representations and Warranties. The representations and warranties of the Investor contained in this Subscription Agreement shall be true and correct at the Closing.

(2)        Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Fund and its counsel, and the Fund and its counsel shall have received all such counterpart originals or certified or other copies of such documents as the Fund may reasonably request.

4.           Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Fund and to the Investment Manager as follows:

(a)          If the Investor is an entity, the Investor is duly organized, formed or incorporated as the case may be, and validly existing and in good standing, under the laws of its jurisdiction of organization, formation or incorporation, and the Investor has full power and authority to make the representations referred to in this Subscription Agreement, to purchase the Shares and to execute, deliver and perform the Investor’s obligations under the Fund Agreement, the Memorandum and this Subscription Agreement. If the Investor is an individual, the Investor is of legal age in the Investor’s state of residence and has legal capacity to execute, deliver and perform his or her obligations under the Fund Agreement, the Memorandum and this Subscription Agreement. The purchase of the Shares and the execution, delivery and performance of the Fund Agreement, the Memorandum and this Subscription Agreement have been authorized by all necessary corporate or other action on the Investor’s behalf, and the Fund Agreement, the Memorandum and this Subscription Agreement are legal, valid and binding obligations, enforceable against the Investor in accordance with their respective terms.

(b)          The execution and delivery of this Subscription Agreement by the Investor, the consummation of the transactions contemplated thereby and hereby, and the performance of the Investor’s obligations thereunder and hereunder, do not and will not conflict with, or result in any violation of or default under, any provision of any charter, by-laws, trust, agreement or other governing instrument applicable to the Investor, or any agreement or other instrument to which the Investor is a party or by which the Investor or any of its properties are bound, or any permit, franchise, judgment, decree, statute, order, rule or regulation applicable to the Investor or to the Investor’s business or properties.

(c)          In furtherance of the fact that the Interests have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities law, the Investor certifies that the Investor is an “accredited investor” (as defined in Regulation D (“Regulation D”) promulgated under the Securities Act and a “qualified client” (as defined in Rule 205-3 of the Investment Advisers Act of 1940) as indicated in the Suitability Statements for Individual Investors or the Suitability Statements for Entity Investors, as applicable.

(d)          The Shares are being acquired for the Investor’s own account for investment, with no intention of distributing or selling any portion thereof and not with a view to any distribution thereof within the meaning of the Securities Act, and will not be transferred by the Investor in violation of the Securities Act or the then applicable rules or regulations thereunder, or the Fund Agreement. No one other than the Investor has any interest in or any right to acquire the Interest.

(e)         By reason of the Investor’s business or financial experience, or that of the Investor’s professional advisor, the Investor is capable of evaluating the merits and risks of an investment in the Fund and of protecting its own interests in connection with the transaction.

(f)         No representations or warranties have been made to the Investor by the Fund, the Investment Manager, any shareholder of the Fund, or any agent, representative or counsel of such persons or entities and the Investor is not relying on any such persons or entities for legal, investment or tax advice.

(g)         The Investor has investigated the acquisition of the Shares to the extent the Investor deemed necessary or desirable and the Fund has provided it with any assistance it has requested in connection therewith. The Investor has been afforded an opportunity to ask questions of and receive answers satisfactory to the Investor from the Fund concerning the terms and conditions of the Fund Agreement, and the Fund has made available all additional information which the Investor has requested.

(h)         The Investor has received and read and understands the Fund Agreement, the Memorandum and this Subscription Agreement.

(i)          The address set forth in Part A of this subscription booklet is the Investor’s true and correct residence, if an individual, or principal place of business, if an entity.

(j)          The Investor acknowledges and is aware of the following:

(1)        Investment in the Fund is speculative and involves a high degree of risk of loss.

(2)        No verbal or written promises, guarantees, assurances or understandings have been given to the Investor with respect to its participation in the Fund by any person or entity, including the Fund or the Investment Manager, other than as specifically contained herein, in the Fund Agreement or the Memorandum.

(3)        The Shares have not been registered under the Securities Act or any state securities laws, and the transfer thereof is restricted by the Securities Act, applicable state securities laws, and the Fund Agreement. The Shares will not be, and the Investor will have no rights to require that the Interests be, registered under the Securities Act. There will be no public market for the Shares, the Investor may not be able to avail itself of the provisions of Rule 144 of the Securities Act with respect to the Shares, and, except as provided in the Fund Agreement, the Investor may have to hold the Shares acquired indefinitely, and liquidate it only upon final winding up of the Fund.

(4)        No state or federal agency has made any finding or determination as to the fairness of the terms of the offering and sale of the Shares or of the Fund Agreement.

(k)         The Investor confirms that it is not subscribing for its Shares as a result of (i) any advertisement, article, notice or other communications published in any newspaper, magazine or similar media (including any internet site that is not password protected) or broadcast over television or radio or (ii) any seminar or meeting whose attendees were invited as a result of, subsequent to or pursuant to any of the foregoing.

(l)           The representations and warranties above and in the attached Suitability Statements for Individual Investors or the Suitability Statements for Entity Investors, as applicable, are true and accurate as of the date hereof and shall be true and accurate as of the date of Closing and shall survive such date. If in any respect such representations and warranties shall not be true and accurate prior to Closing, the Investor shall give immediate notice of such fact to the Fund by facsimile or electronic mail (with a hard copy by mail), specifying which representations and warranties are not true and accurate and the reasons therefor.

(m)         The Investor acknowledges that the Investor understands the meaning and legal consequences of the representations and warranties made by the Investor herein and in the attached Suitability Statements for Individual Investors or the Suitability Statements for Entity Investors, as applicable, and that the Fund is relying on such representations and warranties in making its determination to accept or reject this Subscription.

(n)          The Investor has received, read and had an opportunity to ask questions regarding Part 2 of Form ADV of the Investment Manager and the accompanying brochure supplements.

(o)          The Investor acknowledges that the Fund has received or may receive subscription agreements from Persons other than the Investor (the “Other Investors”) which are separate from, but similar to, this Agreement (collectively, the “Other Subscription Agreements”), and such Other Subscription Agreements provide for the sale to the Other Investors of Shares and the admission of the Other Investors as Shareholders of the Fund. Each of this Agreement and the Other Subscription Agreements is an agreement separate from the others, and each sale of Shares to the Investor and the Other Investors is a sale transaction separate from each other such transaction.

(p)          Unless indicated in the Suitability Statement, no part of the funds used by the Investor to acquire any Shares constitutes or will constitute assets of (i) any “employee benefit plan” within the meaning of Section 3(3) of ERISA that is subject to Part 4 of Subtitle B of Title I of ERISA, (ii) any plan to which Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) applies or (iii) any entity whose underlying assets include plan assets as defined in Section 3(42) of ERISA by reason of a plan’s investment in such entity (each of clause (i) through (iii), a “Benefit Plan Investor”). If the Investor has indicated in the Suitability Statement that it is not a Benefit Plan Investor, it shall not become a Benefit Plan Investor for so long as it holds Shares. If Interests are being acquired by or on behalf of any Benefit Plan Investor or a governmental plan or other retirement arrangement (collectively with Benefit Plan Investors, “Plans”):

(1)        Such acquisition has been duly authorized by a fiduciary (the “Plan Fiduciary”) in accordance with the governing documents of such Plan, which Plan Fiduciary is independent of the Fund, the Investment Manager and their affiliates and capable of evaluating investment risks independently, both in general and with regard to the Plan’s prospective investment in the Fund, is not the IRA owner in the case of an investor that is an IRA, and is one of the following: (A) a bank as defined in Section 202 of the Investment Advisers Act or similar institution that is regulated and supervised and subject to periodic examination by a State or federal agency; (B) an insurance carrier which is qualified under the laws of more than one state to perform the services of managing, acquiring or disposing of assets of a plan; (C) an investment adviser registered under the Investment Advisers Act, or if not registered under the Investment Advisers Act by reason of paragraph (1) of Section 203A of the Investment Advisers Act, registered under the laws of the State in which it maintains its principal place of business; (D) a broker-dealer registered under the United States Securities Exchange Act of 1934, as amended; or (E) an independent fiduciary that holds, or has under management or control, total assets of at least $50 million.

(2)        None of the Fund or any of their affiliates has undertaken to provide impartial investment advice, or to give advice in a fiduciary capacity, and no such advice was relied upon by any Plan Fiduciaries in deciding to invest in the Fund Such Plan Fiduciaries have considered any fiduciary duties or other obligations arising under ERISA, Section 4975 of the Code and any other U.S. federal, state or local or non-U.S. law substantially similar to ERISA or Section 4975 of the Code (“Similar Law”), including any regulations, rules and procedures issued thereunder and related judicial interpretations, in determining to invest in the Fund, and such Plan Fiduciaries have independently determined that an investment in the Fund is consistent with such fiduciary duties and other obligations.

(3)        No discretionary authority or control was exercised by the Fund, the Investment Manager or any of their respective affiliates in connection with the Plan’s investment in the Fund, and no individualized investment advice was provided to the Plan or the Plan Fiduciary by the Fund, the Investment Manager or their affiliates based upon the Plan’s investment policies or strategies, overall portfolio composition or diversification with respect to its investment in the Fund.

(4)       The Investor acknowledges and agrees that the Fund does not intend to hold plan assets of the Plan and that none of the Fund, the Investment Manager or any of their respective affiliates will act as a fiduciary to the Plan under ERISA, the Code or any similar law with respect to the Investor’s purchase or retention of Shares of the Fund or the management or operation of the Fund.

(5)       Such acquisition and the subsequent holding of Shares do not and will not constitute a “non-exempt prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code (e.g., a transaction that is not subject to an exemption contained in ERISA or in the rules and regulations adopted by the U.S. Department of Labor thereunder).

(6)        The information provided in Part C of the Suitability Statement, if the Subscriber is a natural person or alter-ego thereof, or Part D of the Suitability Statement, if the Subscriber is an entity, is true and accurate as of the date hereof; such information will remain true and accurate for so long as the Investor holds Shares of the Fund, and the Investor agrees to notify the Fund immediately if it has any reason to believe that it is or may be in breach of the foregoing representation and covenant.

(q)          The Investor acknowledges that the Fund is not registered as an “investment adviser” under the Investment Advisers Act of 1940, as amended (the “Advisers Act”) or any state law regulating investment advisers.

(r)           If the Investor is a pension plan, IRA or other tax exempt entity, the Investor is aware that it may be subject to federal income tax on any unrelated business taxable income from its investment in the Fund.

(s)          The Investor acknowledges and agrees that the Fund will rely on the tax forms (including any tax forms delivered by the Investor in the future) provided to the Fund or the Investment Manager by or on behalf of the Investor and the Investor agrees to defend and hold the Fund, the Investment Manager and their affiliates harmless from all losses, claims, damages, expenses and liabilities relating to such reliance. If the Fund is obligated to pay out-of-pocket expenses because of the Investor’s status or otherwise specifically attributable to the Investor, then the Investor shall reimburse the Fund in full for all such expenses. The Investor covenants and agrees to provide promptly, and update periodically, at any times requested by the Fund, any information (or verification thereof) the Fund or the Investment Manager deems necessary to comply with any requirement imposed by Sections 1471-1474 of the Code, and any U.S. Department of Treasury Regulations, forms, instructions or other guidance issued pursuant thereto in order to reduce or eliminate withholding taxes. The information required to be provided by the preceding sentence may include, but shall not be limited to, (i) information the Fund or the Investment Manager deems necessary to determine whether the Investor is a “foreign financial institution” as defined in Section 1471(d)(4) of the Code or a “non-financial foreign entity” as defined in Section 1472(d) of the Code; (ii) if the Investor is a foreign financial institution, any certification, statement or other information the Fund deems necessary to determine whether the Investor meets the requirements of Section 1471(b) of the Code (including entering into an agreement with the IRS pursuant to Section 1471(b) of the Code and complying with the terms thereof) or is otherwise exempt from withholding required under Section 1471 of the Code; and (iii) if the Investor is a non-financial foreign entity, any certification, statement or other information the Fund or the Investment Manager deems necessary to determine whether the Investor meets the requirements of Section 1472(b) of the Code (which information may be given to the IRS pursuant to Section 1472(b)(3) of the Code) or is otherwise exempt from withholding required under Section 1472 of the Code. The Investor acknowledges that if it fails to supply such information on a timely basis, it may be subject to a 30% U.S. withholding tax imposed on U.S.-sourced dividends, interest and certain other income and gross proceeds from the sale or other disposition of U.S. stocks, debt instruments and certain other assets. The Investor covenants and agrees to promptly provide, at any times requested by the Fund, any information (or verification thereof) the Fund or the Investment Manager deems necessary for the Fund to enter into an agreement described in Section 1471(b) of the Code, and any information required to comply with the terms of that agreement on an annual or more frequent basis. The Investor agrees to waive any provision of foreign law that would, absent a waiver, prevent compliance with such requests and acknowledges that, if it fails to provide such waiver, it may be required by the Fund to withdraw from the Fund if necessary to comply with Section 1471(b)(I)(F) of the Code. In addition, the Investor acknowledges that if it fails to supply such information on a timely basis, it may be subject to a 30% U.S. withholding tax imposed on U.S.-sourced dividends, interest and certain other income and gross proceeds from the sale or other disposition of U.S. stocks, debt instruments and certain other assets. The Investor covenants to promptly notify the Fund in writing if (x) the IRS terminates any agreement entered into with the Investor under Section 1471(b) of the Code or (y) any information provided to the Fund pursuant to this section changes.

(t)          The Investor:

(1)        has not, within the last ten (10) years, been convicted of a felony or misdemeanor, (A) in connection with the purchase or sale of any security, (B) involving the making of any false filing with the U.S. Securities and Exchange Commission (the “SEC”) or (C) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(2)        is not currently subject to any order, judgment or decree of any court of competent jurisdiction, entered in the last five (5) years, that restrains or enjoins the Investor from engaging in any conduct or practice (A) in connection with the purchase or sale of any security, (B) involving the making of a false filing with the SEC or (C) arising out of the conduct of the business of an underwriter, broker - dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(3)        is not currently subject to a “final order” 1 of a state securities commission (or an agency or officer of a state performing similar functions), a state authority that supervises or examines banks, savings associations, or credit unions, a state insurance commission (or an agency or officer of a State performing like functions), an appropriate federal banking agency, the National Credit Union Administration, or the U.S. Commodity Futures Trading Commission, that (A) bars the Investor from (I) association with an entity regulated by such commission, authority, agency, or officer; (II) engaging in the business of securities, insurance, or banking; or (III) engaging in savings association or credit union activities; or (B) constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct within the last ten (10) years;

(4)       is not currently subject to an order of the SEC pursuant to Section 15(b) or 15B(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or Section 203(e) or (f) of the Advisers Act that (A) suspends or revokes the Investor’s registration as a broker, dealer, municipal securities dealer or investment adviser, (B) places limitations on the Investor’s activities, functions or operations or (C) bars the Investor from being associated with any entity or from participating in the offering of any penny stock;

(5)        is not currently subject to any order of the SEC, entered in the last five (5) years, that orders the Investor to cease and desist from committing or causing a violation or future violation of (A) any scienter-based anti-fraud provision of the federal securities laws (including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act and Rule 10b-5 thereunder, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Advisers Act, or any other rule or regulation thereunder) or (B) Section 5 of the Securities Act;

(6)        is not currently suspended or expelled from membership in, or suspended or barred from association with a member of, a securities “self-regulatory organization”2 for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade;

(7)        has not filed as a registrant or issuer, or been named as an underwriter in, a registration statement or Regulation A offering statement filed with the SEC that, within the last five (5) years, (A) was the subject of a refusal order, stop order, or order suspending the Regulation A exemption or (B) is currently the subject of an investigation or a proceeding to determine whether such a stop order or suspension order should be issued;

(8)        is not subject to (A) a United States Postal Service false representation order entered into within the last five (5) years, or (B) a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations;

(9)        will immediately advise the Fund if there is any change in the representations made by the Investor in this paragraph 5(v) during any time that the Investor is a Shareholder of the Fund.

5.            Anti-Money Laundering Matters.

(a)         The Investor acknowledges that due to anti-money laundering regulations, the Fund, the Investment Manager and/or any administrator acting on behalf of the Fund may require further documentation verifying the Investor’s identity and the source of funds used to purchase the Shares.

(b)         The Investor agrees that all payments by the Investor to the Fund and all distributions by the Fund to the Investor will only be made in the Investor’s name.

(c)         The Investor represents and warrants that (i) the Investor is not a foreign person listed in the Annex (the “Annex”) to Executive Order No. 13224, 31 C.F.R. 595, entitled “Blocking Property And Prohibiting Transactions With Persons Who Commit, Threaten To Commit, Or Support Terrorism” as the same may be amended from time to time (the “Executive Order”), (ii) the Investor has not been determined by the Secretary of State of the United States to have committed, or pose a significant risk of committing, acts of terrorism that threaten the security of United States nationals or the national security, foreign policy or economy of the United States, (iii) the Investor has not been determined by the Secretary of the Treasury to be owned or controlled by, or to act for or on behalf of those persons listed in the Annex or those persons determined to be subject to subsection 1(b), 1(c) or 1(d)(i) of the Executive Order, (iv) the Secretary of State and the Attorney General of the United States have not determined the Investor: (A) to assist in, sponsor, or provide financial, material, or technological support for, or financial or other services to or in support of, such acts of terrorism or those persons listed in the Annex or determined to be subject to the Executive Order; or (B) to be otherwise associated with those persons listed in the Annex or those persons determined to be subject to subsection 1(b), 1(c), or 1(d)(i) of the Executive Order, (v) to the Investor’s knowledge after reasonable inquiry, the Investor is not listed on any government issued list of known terrorists or terrorist organizations, and (vi) the funds with which the Investor purchased the Interest were not funds derived from or belonging to any such person identified in the foregoing clauses (i) through (iv). Certain terms used in the foregoing paragraph shall have the meaning set forth in the Executive Order.

(d)         The Investor represents and warrants that: (i) the Investor is not a person or enterprise engaged in “racketeering activity” within the meaning of the Racketeer Influenced and Corrupt Organizations Act, 18 U.S.C. § 1961-1968 (“RICO”), nor was the purchase or the sale of the Interest made or being made by the Investor on behalf of, or as agent for, any such person or enterprise; (ii) any contribution or payment to the Fund by the Investor was not derived from, or related to, any activity that is deemed criminal under United States law; and (iii) no contribution or payment to the Fund by the Investor shall (to the extent that such matters are within the Investor’s control) cause the Fund or the Investment Manager to be in violation of the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001.

(e)         The Investor agrees to promptly notify the Fund if any of the foregoing representations in subparagraphs (c) and (d) above shall cease to be true and accurate with respect to the Investor. The Investor hereby agrees to provide to the Fund any additional information regarding the Investor reasonably requested by the Fund to enable the Fund to ensure that the Fund and the Investment Manager comply with all applicable laws concerning money laundering and similar activities. The Investor authorizes and permits the Fund and the Investment Manager to report information about the Investor to appropriate authorities, and the Investor agrees not to hold them liable for any loss or injury that may occur as the result of providing such information. The Investor agrees that, notwithstanding any other statement to the contrary in this Agreement or the Fund Agreement, if the Fund or the Investment Manager determines that the Investor or any of its beneficial owners has appeared on a list of known or suspected terrorists or terrorist organizations compiled by any U.S. or foreign governmental agency, or that any information provided by the Investor in connection with the acquisition of Interests is no longer true or accurate, the Fund or the Investment Manager is authorized to take any action as is necessary or appropriate as a result thereof, including but not limited to removing the Investor as a Shareholder of the Fund and/or notifying the federal authorities.

6.           Tax Matters. The Investor agrees to attach hereto IRS Form W-9, (or for foreign investors IRS Form W-8-BEN (for individuals), IRS Form W-8-BEN-E (for entities), IRS Form W-8ECI, IRS Form W8-EXP or IRS Form W8-IMY) (each, a “Taxpayer Identification Form”). The Investor represents that the Taxpayer Identification Form has been duly completed and executed by the Investor and the information contained therein is complete and accurate. The Investor agrees to notify the Fund in the event any information provided therein becomes inaccurate. The Investor hereby provides his, her or its affirmative consent to the furnishing of all necessary tax and other Fund-related documentation in an electronic format, including the electronic delivery of a federal and state Schedule K-1.

7.            Indemnification. The Investor hereby agrees to indemnify and hold harmless the Fund, the Investment Manager and each member, director, officer or employee of the Fund or the Investment Manager from and against any and all loss, damage, liability or expenses, including legal fees and expenses, due to or arising out of a breach of any representation or warranty of the Investor.

8.            Transferability; Assignment. The Investor agrees not to transfer or assign this Subscription Agreement, or any interest herein, and further agrees that the assignment and transferability of the Shares acquired pursuant hereto shall be made only in accordance with the terms of the Fund Agreement.

9.            Time; No Revocation. Time shall be of the essence in this Subscription Agreement. The Investor agrees that this Subscription Agreement and any agreement of the Investor made hereunder is irrevocable, and that this Subscription Agreement shall survive the death or legal incapacity of the Investor.

10.           Notices. All notices or other communications given or made hereunder shall be in writing and shall be deemed effectively given upon personal delivery or upon deposit in any United States mail box, postage prepaid, deposit with an overnight courier, or transmission by facsimile or electronic mail to the Investor at the address set forth in Part A of this subscription booklet and to the Fund at c/o UMB Fund Services, 235 W. Galena Street, Milwaukee, WI 53212, or at such other place as the Fund may designate by written notice to the Investor.

11.           Survival of Agreements, Representations and Warranties. All agreements, representations and warranties contained herein shall survive the execution and delivery of this Subscription Agreement, any investigation at any time made by the Investor or on the Investor’s behalf, and the sale and purchase of the Shares in the Fund and payment therefor.

12.           Counterparts; Electronic Delivery.  This Subscription Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single agreement.  Delivery of an executed signature page to this Subscription Agreement by facsimile or other electronic transmission (including documents sent via email in PDF format or via DocuSign or similar electronic transmission service) will be effective as delivery of a manually executed counterpart to this Subscription Agreement.

13.           Governing Law. This Subscription Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

14.           Entire Agreement. This Agreement together with the Fund Agreement and the Memorandum constitute and contain the entire agreement among the Investor, the Fund and the Investment Manager with respect to the Investor’s participation in the Fund and supersedes any and all prior agreements, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

(Signature Pages Follow)

The Investor has executed, or caused the due execution of, this Subscription Agreement as of the date set forth below. By executing this Subscription Agreement, the Investor represents (i) that the information contained in this Subscription Agreement and the Suitability Statements are true and correct and (ii) that the Investor has received and reviewed the following documents relating to the Fund and has had the opportunity to ask questions relating to such documents: (A) the Confidential Private Placement Memorandum, (B) the Fund Agreement and (C) the Form ADV Part 2 of the Investment Manager and the accompanying brochure supplements.

Class Y Shares Subscription Amount:

$
Print Full Legal Name of Investor(s)

By:		By:
	Signature		Signature of joint investor or other person whose signature is required

	Print Title (if applicable)		Print Title (if applicable)

Date:

FOR IRA ACCOUNTS ONLY:

Company Name of Custodian / Trustee	Name and Title

Authorized Signature of Custodian / Trustee	Date

Place stamp or seal below (if applicable)

Keystone Private INCOME FUND

Class Y Shares

PART D:          SUITABILITY STATEMENTS FOR INDIVIDUAL INVESTORS

The Investor is an individual investing in the following manner (please check):

[  ] In the individual’s name

I.	Verification of Status as “Accredited Investor” under Regulation D

The Investor represents and warrants that he/she is an “accredited investor” within the meaning of Regulation D under the Securities Act of 1933 and has initialed the applicable statements below pursuant to which the Investor so qualifies.

PLEASE INITIAL APPLICABLE STATEMENTS BELOW.

(A)	______ True	The Investor is a natural person whose individual net worth,[3] or whose joint net worth with such person’s spouse, exceeds $1,000,000.
(B)	______ True	The Investor is a natural person who had an individual income[4] in excess of $200,000 in each of the two most recent years, or joint income[5] with such person’s spouse in excess of $300,000 in each of those years, and who reasonably expects to reach the same income level in the current year.
(C)	______	Neither (A) nor (B) above is true. Investor is not an accredited investor.
II.	Verification of “Qualified Client” Status:

Interests will be sold only to investors who are “qualified clients” as defined in Rule 205-3(d)(1) of the Investment Advisers Act of 1940. For additional information regarding the definition of “qualified client,” please refer to Rule 205-3 under the Investment Advisers Act of 1940.

Please indicate whether the Investor (a) assuming its subscription is accepted in full, will have at least $1,000,000 under the management of the Investment Manager; OR (b) has, and will continue to have at the time its subscription is accepted, a net worth3 of more than $2,100,000 (including assets held jointly with a spouse).

True	False

Keystone Private INCOME FUND

Class Y Shares

PART D:          SUITABILITY STATEMENTS FOR RETIREMENT ACCOUNTS

The Investor is an individual investing in the following manner (check one):

[  ] Through an Individual Retirement Account (IRA)

[  ] Through a Self-Directed Account under an Employee Benefit Plan (e.g., 401(k) plan)

I.	Verification of Status as “Accredited Investor” under Regulation D

The Investor represents and warrants that he/she is an “accredited investor” within the meaning of Regulation D under the Securities Act of 1933 and has initialed the applicable statements below pursuant to which the Investor so qualifies.

PLEASE INITIAL APPLICABLE STATEMENTS BELOW.

(A)	______ True	The Investor is a natural person whose individual net worth,[3] or whose joint net worth with such person’s spouse, exceeds $1,000,000.
(B)	______ True	The Investor is a natural person who had an individual income[4] in excess of $200,000 in each of the two most recent years, or joint income[5] with such person’s spouse in excess of $300,000 in each of those years, and who reasonably expects to reach the same income level in the current year.
(C)	______	Neither (A) nor (B) above is true. Investor is not an accredited investor.
II.	Verification of “Qualified Client” Status:

Interests will be sold only to investors who are “qualified clients” as defined in Rule 205-3(d)(1) of the Investment Advisers Act of 1940. For additional information regarding the definition of “qualified client,” please refer to Rule 205-3 under the Investment Advisers Act of 1940.

Please indicate whether the Investor (a) assuming its subscription is accepted in full, will have at least $1,000,000 under the management of the Investment Manager; OR (b) has, and will continue to have at the time its subscription is accepted, a net worth3 of more than $2,100,000 (including assets held jointly with a spouse).

True	False

Keystone Private INCOME FUND

Class Y Shares

PART D:          SUITABILITY STATEMENTS FOR REVOCABLE GRANTOR TRUSTS

The Investor is an individual investing in the following manner (please check):

[  ] Through a Revocable Grantor Trust

I.	Verification of Status as “Accredited Investor” under Regulation D

The Investor represents and warrants that he/she is an “accredited investor” within the meaning of Regulation D under the Securities Act of 1933 and has initialed the applicable statements below pursuant to which the Investor so qualifies.

PLEASE INITIAL APPLICABLE STATEMENTS BELOW.

(A)	______ True	The Investor is a natural person whose individual net worth,[3] or whose joint net worth with such person’s spouse, exceeds $1,000,000.
(B)	______ True	The Investor is a natural person who had an individual income[4] in excess of $200,000 in each of the two most recent years, or joint income[5] with such person’s spouse in excess of $300,000 in each of those years, and who reasonably expects to reach the same income level in the current year.
(C)	______	Neither (A) nor (B) above is true. Investor is not an accredited investor.
II.	Verification of “Qualified Client” Status:

Interests will be sold only to investors who are “qualified clients” as defined in Rule 205-3(d)(1) of the Investment Advisers Act of 1940. For additional information regarding the definition of “qualified client,” please refer to Rule 205-3 under the Investment Advisers Act of 1940.

Please indicate whether the Investor (a) assuming its subscription is accepted in full, will have at least $1,000,000 under the management of the Investment Manager; OR (b) has, and will continue to have at the time its subscription is accepted, a net worth3 of more than $2,100,000 (including assets held jointly with a spouse).

True	False

Keystone Private INCOME FUND

Class Y Shares

PART D:     SUITABILITY STATEMENTS FOR ENTITY INVESTORS

The Investor is a (check one):

[  ] Partnership

[  ] Limited Liability Company (LLC)

[  ] Corporation

[  ] Irrevocable and/or Non-Grantor Trust

[  ] Trustee of an employee benefit plan

[  ]  Other, please explain: __________________________________

I.           Verification of Status as “Accredited Investor” under Regulation D

The Investor represents and warrants that it is an “accredited investor” within the meaning of Regulation D under the Securities Act of 1933 and has initialed the applicable statements below.

PLEASE INITIAL APPLICABLE STATEMENTS BELOW

(A)	______ True	The Investor has total assets in excess of $5,000,000, AND was not formed for the specific purpose of acquiring interests in the Fund, AND is any of the following:
● a corporation;
● a partnership or limited liability company;
● a Massachusetts or similar business trust; OR
● an organization described in Section 501(c)(3) of the Internal Revenue Code.
(B)	______ True	The Investor is any of the following:
● an insurance company;
● an investment company or a business development company under the Investment Company Act of 1940, as amended;

●           an employee benefit plan whose investment decision is being made by: (please check box below that is applicable)

   a plan fiduciary which is either a bank, savings and loan association, insurance company or registered investment adviser, or an employee benefit plan whose total assets are in excess of $5,000,000, or a self-directed employee benefit plan whose investment decisions are made solely by persons that are accredited investors.

(C)	______ True	The Investor is a trust, not formed for the purpose of acquiring the securities offered, with total assets in excess of $5,000,000, AND whose purchase is directed by a sophisticated person.
(D)	______ True

The Investor is an entity as to which all the equity owners (or in the case of an irrevocable or non-grantor trust, all the income beneficiaries) are accredited investors. If only statement (D) has been initialed “True,” please have each equity owner (or, in the case of an irrevocable or non-grantor trust, each income beneficiary) fill out the Suitability Statements for Individual Investors if such owner or income beneficiary is an entity. Please feel free to make copies of these pages for each equity owner (or income beneficiary), as we must receive Suitability Statements for each equity owner or income beneficiary.

II.         Verification of “Qualified Client” Status

The Investor hereby represents and warrants that (a) if it is a corporation, partnership, limited liability company, trust, or any organized group of persons, whether incorporated or not (each a “Company”), that does not rely on Section 3(c)(1) of the Investment Company Act6, at least one of the following statements is true with respect to the Investor; or (b) if it is a Company that does rely on Section 3(c)(1) of the Investment Company Act7, at least one of the following statements is true with respect to each of its equity owners:

(i)	assuming the Investor’s subscription is accepted in full, has at least $1,000,000 under the management of the Investment Manager; OR

(ii)	has a net worth[3] (which, for a natural person, can include assets held jointly with a spouse) that exceeds $2,100,000; OR

(iii)	is a “qualified purchaser” within the meaning of Section 2(a)(51)(A) of the Investment Company Act[8] .

True	False

III.        Supplemental Data for Entity Investors

Please furnish the following supplemental data:

1.	State or other jurisdiction of organization: __________________________________________
2.	Is the Investor either a tax-exempt foundation or endowment or another U.S. tax-exempt organization qualified under Section 501(c)(3) of the Code? Yes_____ No_____
3.

Please indicate whether or not the Investor is, or is acting on behalf of, (i) an employee benefit plan within the meaning of Section 3(3) of ERISA that is subject to Part 4 of Subtitle B of Title I of ERISA, (ii) a plan to which Section 4975 of the Code applies, or (iii) an entity which is deemed to hold the assets of any such employee benefit plan pursuant to 29 C.F.R. § 2510.3-101 as amended by Section 3(42) of ERISA (“plan assets”). Yes_____ No_____

If you answered “Yes” in number 3 above, please give the percentage of your investment that is comprised of plan assets: ____% (401(k) plans should enter 100%)

4.	Please indicate whether or not the Investor is a governmental plan. Yes_____ No_____

Keystone PRIVATE INCOME FUND

CLASS Y SHARES

PART E:     ADDITIONAL SUBSCRIPTION REQUEST

The undersigned hereby subscribes for the additional amount of Shares set forth below upon the terms and conditions set forth in the Confidential Private Placement Memorandum, the Fund Agreement and the Subscription Booklet. The undersigned hereby restates in their entirety all of the representations, warranties and covenants made in the undersigned’s original Subscription Booklet and its accompanying agreements, exhibits and other documents as if they were made on the date hereof, including, without limitation, those representations, warranties and covenants with respect to the undersigned’s status as an “accredited investor” and “qualified client” as defined in the undersigned’s original Subscription Booklet.

Additional Share Subscription Amount:

$
Print Full Legal Name of Investor(s)

By:		By:
	Signature		Signature of joint investor or other person whose signature is required

	Print Title (if applicable)		Print Title (if applicable)

Date:

E-1

[1]	The term “final order” means a written directive or declaratory statement issued by a federal or State agency under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or State agency. A final order may still be subject to appeal and otherwise meet this definition.

[2]	The term “self-regulatory organization” means a registered national securities exchange or registered national or affiliated securities association.

[3]	For purposes of this item, “net worth” means the sum of all cash, checking accounts, savings, cash value of life insurance, retirement accounts, real estate, home investments, personal property and other assets less the sum of mortgage balances, credit cards, loans and other liabilities. In calculating “net worth,” however, (i) you may not include your primary residence as an asset, (ii) indebtedness that is secured by your primary residence, up to the estimated fair market value of the primary residence, shall not be included as a liability (except that if the amount of such indebtedness outstanding as of the Closing Date exceeds the amount outstanding 60 days before the Closing Date, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness secured by your primary residence in excess of the estimated fair market value of your primary residence must be included as a liability.

[4]	For purposes of this item, “individual income” means adjusted gross income as reported for Federal income tax purposes, less any income attributable to a spouse or to property owned by a spouse, increased by the following amounts (but not including any amounts attributable to a spouse or to property owned by a spouse): (i) the amount of any interest income received that is tax-exempt under Section 103 of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) the amount of losses claimed as a limited partner in a limited partnership (as reported on Schedule E of Form 1040), (iii) any deduction claimed for depletion under Section 611 et seq. of the Code, and (iv) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Code prior to its repeal by the Tax Reform Act of 1986.

[5]	For purposes of this item, “joint income” means adjusted gross income as reported for Federal income tax purposes, including any income attributable to a spouse or to property owned by a spouse, increased by the following amounts (including any amounts attributable to a spouse or to property owned by a spouse): (i) the amount of any interest income received that is tax-exempt under Section 103 of the Code, (ii) the amount of losses claimed as a limited partner in a limited partnership (as reported on Schedule E of Form 1040), (iii) any deduction claimed for depletion under Section 611 et seq. of the Code, and (iv) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Code prior to its repeal by the Tax Reform Act of 1986.

[6]	But for the exemptions described in Section (3)(c)(1) of the Investment Company Act, an issuer is an investment company under Section 3(a)(1) of the Investment Company Act, if it (a) is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities; (b) is engaged or proposes to engage in the business of issuing face-amount certificates of the installment type, or has been engaged in such business and has any such certificate outstanding; or (c) is engaged or proposes to engage in the business of investing, reinvesting, owning, holding, or trading in securities, and owns or proposes to acquire investment securities having a value exceeding 40 per centum of the value of such issuer's total assets (exclusive of Government securities and cash items) on an unconsolidated basis.

[7]	Under Section 3(c)(1) of the Investment Company Act, an issuer is not an investment company if its outstanding securities (other than short-term paper) are beneficially owned by not more than 100 persons and the issuer is not making and does not presently propose to make a public offering of its securities. Specific rules apply to determine beneficial ownership. Please see Sections 3(c)(1)(A) and (B) of the Investment Company Act.

[8]	A “qualified purchaser” is (i) any natural person (including any person who holds a joint, community property, or other similar shared ownership interest in an issuer that is excepted from registering as an investment company under Section 3(c)(7) of the Investment Company Act with that person's qualified purchaser spouse) who owns not less than $5,000,000 in investments, as defined by the SEC; (ii) any company that owns not less than $5,000,000 in investments and that is owned directly or indirectly by or for two or more natural persons who are related as siblings or spouse (including former spouses), or direct lineal descendants by birth or adoption, spouses of such persons, the estates of such persons, or foundations, charitable organizations, or trusts established by or for the benefit of such persons; (iii) any trust that is not covered by clause (ii) and that was not formed for the specific purpose of acquiring the securities offered, as to which the trustee or other person authorized to make decisions with respect to the trust, and each settlor or other person who has contributed assets to the trust, is a person described in clause (i), (ii), or (iv); or (iv) any person, acting for its own account or the accounts of other qualified purchasers, who in the aggregate owns and invests on a discretionary basis, not less than $25,000,000 in investments.